Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF

THE COMBINED COMPANY AND RELATED NOTES

Introduction

The following unaudited pro forma combined statement of operations for the six months ended October 31, 2019 and for the year ended April 30, 2019 and the pro forma combined balance sheet as of October 31, 2019 are based on the historical financial statements of Franchise Group, Inc. (“Franchise Group”), Buddy’s Newco, LLC (“Buddy’s”), the SHOS business (for purposes of this section, the SHOS business, which represents the Outlet business segment of SHOS and certain Buddy’s stores in respect of which an affiliate of SHOS is the franchisee, will be referred to as “Sears Outlet”) and Vitamin Shoppe Inc. (“VSI”), after giving effect to the mergers of Franchise Group with Buddy’s and the acquisitions by Franchise Group of Sears Outlet and VSI, the completion of the offer to acquire any and all outstanding shares of Franchise Group common stock other than shares of Franchise Group common stock held by the Vintage Group and B. Riley and certain of its affiliates, who have agreed not to tender their shares of Franchise Group common stock in the offer, for a purchase price of $12.00 per share in cash, and the related debt and equity financings, together the “Transactions.” The unaudited pro forma combined financial statements are based on the assumptions, adjustments and eliminations described in the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined statement of operations for the fiscal year ended April 30, 2019 combines the historical consolidated statement of operations for the fiscal year ended April 30, 2019 of Franchise Group and the historical consolidated trailing twelve months statement of operations for (i) the period ended March 31, 2019 of Buddy’s and VSI and (ii) the period ended May 4, 2019 of Sears Outlet, giving effect to the Transactions as if they had occurred on the first day of the fiscal year, May 1, 2018. The unaudited pro forma combined statement of operations for the six month period ended October 31, 2019 combines the historical consolidated statement of operations for the six month period ended October 31, 2019 of Franchise Group that includes the three months ended October 31, 2019 of Buddy’s financial information, the historical consolidated statement of operations for the three months ended June 30, 2019 of Buddy’s, the historical combined statement of operations for the six months ended August 3, 2019 of Sears Outlet and the historical consolidated statement of operations for the six months ended September 28, 2019 of VSI giving effect to the Transactions as if they had occurred on the first day of the fiscal year May 1, 2018.

The unaudited pro forma combined balance sheet as of October 31, 2019 combines the historical consolidated balance sheet of Franchise Group as of October 31, 2019, which includes Buddy’s and Sears Outlet, and the historical consolidated balance sheet of VSI as of September 28, 2019, giving effect to the Transactions as if they had occurred on October 31, 2019.

On November 12, 2019, Franchise Group completed its previously announced tender offer with 3.94 million shares tendered for an aggregate purchase price of approximately $47.2 million. As result of the offer, including additional equity contribution made by the Vintage Group or other members of Buddy’s, and ultimate financing to consummate all of the Transactions, the pre-closing Franchise Group stockholders had an ownership interest of 68.31% in the Franchise Group and the preclosing members of Buddy’s held 31.69% of non-controlling interest in the Franchise Group.

Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with any excess purchase price allocated to goodwill. The pro forma purchase price allocation was based on an estimate of the fair market values of the tangible and intangible assets and liabilities related to Buddy’s, Sears Outlet and VSI. Franchise Group considered multiple factors in arriving at the estimated fair market values, which were based on a preliminary and limited review of the assets and liabilities related to Buddy’s, acquisition of VSI and Sears Outlet acquisition. We expect to complete the purchase price allocation after considering Buddy’s, VSI’s and Sears Outlet’s assets and liabilities at the level of detail necessary to finalize the required purchase price allocation under the acquisition method of accounting. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and these differences may be material.

The unaudited pro forma combined financial statements contain only adjustments that are factually supportable and directly attributable to the Transactions and do not reflect the costs of any integration activities or benefits that may result from realization of future revenue growth or operational synergies expected to result from the Transactions.

Franchise Group historically has had a fiscal year ending on April 30 while Buddy’s reports its results of operations on a calendar year basis, Sears Outlet has a fiscal year ending on February 2 and VSI has a fiscal year ending on the last Saturday in December. As a result:

•

the historical statement of operations for the fiscal year ended December 31, 2018 of Buddy’s and the historical statement of operations for the fiscal year ended December 29, 2018 of VSI have been adjusted to reflect a trailing twelve month period ending March 31, 2019 by adding Buddy’s’ and VSI’s statement of operations for the three months ended March 31, 2019 and March 30, 2019, respectively, and subtracting their statement of operations for the three months ended March 31, 2018; and

•

the historical combined statement of operations for the fiscal year ended February 2, 2019 of Sears Outlet has been adjusted to reflect a trailing twelve month period ending May 4, 2019 by adding Sears Outlet’s statement of operations for the three months ended May 4, 2019 and subtracting Sears Outlet’s statement of operations for the three months ended May 5, 2018.

The unaudited pro forma combined financial statements should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma combined financial statements;

•	Franchise Group’s audited and unaudited historical consolidated financial statements and related notes for the year ended April 30, 2019 and as of and for the six months ended October 31, 2019;

•

Buddy’s audited and unaudited historical consolidated financial statements and related notes for the fiscal year ended December 31, 2018 and as of and for the three months ended June 30, 2019, March 31, 2019 and March 31, 2018;

•

Sears Outlet’s audited and unaudited historical combined financial statements and related notes for the fiscal year ended February 2, 2019 and for the six months ended August 3, 2019 and August 4, 2018; and

•	VSI’s audited and unaudited historical consolidated financial statements and related notes for the fiscal year ended December 31, 2018 and as of and for the nine months ended September 28, 2019.

Description of the Transactions

Buddy’s merger and the offer

Pursuant to the business combination agreement, Franchise Group and Buddy’s consummated the merger whereby Buddy’s became a wholly-owned subsidiary of New Holdco. In connection with the merger, Franchise Group formed New Holdco, which holds, directly or indirectly, all of Franchise Group’s and Buddy’s operating subsidiaries. In connection with the business combination agreement and the merger, Franchise Group designated the Franchise Group preferred stock pursuant to the certificate of designation. The certificate of designation, which was approved by the Board on July 10, 2019, and filed by Franchise Group with the Secretary of State of the State of Delaware on July 10, 2019, designates 1,616,667 shares of Franchise Group preferred stock, substantially all of which were issued to the Buddy’s equity holders as consideration in the merger along with approximately 8,083,333 New Holdco common units. Buddy’s equity holders have the option to exchange each New Holdco common unit and one-fifth (1/5) of a share of Franchise Group preferred stock, respectively, for one share of Franchise Group common stock beginning six months following the date of the merger, provided, however that the Board, in its sole discretion, may waive the application of the six-month period. The certificate of designation also provides for a mandatory redemption in shares of Franchise Group common stock under the terms stated above upon a change in control event with respect to Franchise Group or New Holdco. Following the merger, Franchise Group became the sole managing member of New Holdco and consolidates New Holdco for financial reporting purposes. The New Holdco common units held by Buddy’s equity holders were recorded as a non-controlling interest on the consolidated financial statements.

Concurrently with the execution of the business combination agreement, Franchise Group and the Buddy’s equity holders entered into the tax receivable agreement. Subject to certain exceptions set forth in the tax receivable agreement, the tax receivable agreement generally provides that Franchise Group will pay the Buddy’s equity holders 40% of the cash savings, if any, in federal, state and local taxes that Franchise Group realizes or is deemed to realize as a result of any increase in tax basis of the assets of New Holdco resulting from future redemptions or exchanges of New Holdco common units held by Buddy’s equity holders. In connection with the merger, none of the New Holdco common units were purchased or exchanged by Franchise Group and the Buddy’s equity holders and therefore an initial tax receivable liability was not recorded. However, subsequent to the merger, the effects of each purchase or exchange of New Holdco common units may result in adjustments to record a change in deferred tax balances, tax receivable liabilities equal to 40% of the estimated realizable tax benefits, and an increase to additional paid-in capital for the remainder. The total amount of future payments under the tax receivable agreement could be substantial. However, Franchise Group is not able to anticipate the expected timing of, or quantify the dollar amount of, these payments. The timing and amount of these payments will depend on a number of factors, including, among other things, (1) the amount and timing of future exchanges of New Holdco common units by the Buddy’s equity holders, and the extent to which these exchanges are taxable, (2) the price per share of the Franchise Group common stock at the time of any exchange, (3) the amount and timing of future income against which to offset the potential tax benefits resulting from the subsequent exchange of New Holdco common units pursuant to the certificate of designation and (4) the tax laws then in effect.

Following the merger, on August 1, 2019, Franchise Group commenced the offer to acquire any and all outstanding shares of Franchise Group common stock other than shares of Franchise Group common stock held by the Vintage Group and B. Riley and certain of its affiliates, who had agreed not to tender their shares of Franchise Group common stock in the offer, for a price per share of $12.00 in cash. The offer was subject to a minimum tender condition and was completed on November 13, 2019. The offer and transaction costs related to the Buddy’s merger were financed through both term loan financing and equity investments:

•

Term loan financing: Buddy’s has executed the Buddy’s initial credit agreement with various lenders from time to time party thereto and Kayne Solutions Fund, L.P., as administrative agent and as collateral agent, with proceeds, net of financing costs, of approximately $80.2 million. The debt financing has been used to repay approximately $25.0 million of the existing line of credit financing of Buddy’s, $22.2 million towards the tender offer and the remaining amount of approximately $23.0 million was used towards the acquisition costs.

•

Equity investment from Tributum: Contemporaneously with the consummation of the merger and pursuant to the closing subscription agreement between Franchise Group and Tributum, Tributum purchased approximately 2,083,333 shares of Franchise Group common stock at a purchase price of $12.00 per share, for an aggregate purchase price of $25.0 million in cash. Such commitment financed the first $25.0 million of tender offer acceptances.

The unaudited pro forma combined financial information has been prepared based on Franchise Group’s final results of the offer completed on November 13, 2019. Franchise Group shareholders accepted the offer for 3.94 million shares of Franchise Group common stock, or approximately $47.2 million, financed by the closing subscription agreement of $25.0 million and $22.2 million cash from the Buddy’s term loan financing, all discussed above.

Sears Outlet Acquisition

On October 23, 2019, Franchise Group completed its acquisition of Sears Outlet pursuant to the terms of Sears Outlet purchase agreement dated as of August 27, 2019. Pursuant to the terms of the purchase agreement, Franchise Group paid SHOS an aggregate purchase price of $131.3 million including working capital adjustments. The purchase price includes $11.3 million paid towards transaction expenses, employee payments and insurance payments incurred by SHOS and $1.0 million of work capital adjustments. The acquisition costs related to the Sears Outlet acquisition were financed through the following term loan and equity investment:

•

Term loan financing: Franchise Group Newco S, LLC, an indirect subsidiary of Franchise Group, has executed a term loan agreement with Guggenheim Credit Services, LLC providing Franchise Group with a senior secured term loan facility in an amount equal to $105.0 million (the “Sears Outlet term loan”). The Sears Outlet term loan will mature on October 23, 2023 and bear interest at a rate per annum based on LIBOR for an interest period of one, two, three or six months, plus an interest margin of 6.5% with a 1.50% LIBOR floor.

•

Equity contributions from the Investors: On October 23, 2019, Stefac LP, an affiliate of Vintage Capital management, LLC, Brian R. Kahn, Lauren Kahn, and B. Riley FBR, Inc. (collectively, the “Investors”) provided Franchise Group with an aggregate $40.0 million of equity financing to fund a portion of the Sears Outlet acquisition through the purchase of Franchise Group common stock shares at $12.00 per share.

VSI acquisition

On December 16, pursuant to the term of the VSI merger agreement, dated August 7, 2019, Franchise Group completed the acquisition of VSI for an all cash transaction valued at $157.1 million. In connection with the acquisition of VSI, the VSI stockholders received $6.50 per share. In addition, all of the vested and unvested equity awards including restricted stock units, performance share units, options and restricted stock were canceled and converted into a right to receive an amount of $7.9 million in cash, out of which approximately $2.6 million was allocated to purchase price as it relates to the pre-combination service period and the remaining $5.3 million was expensed. The acquisition of VSI, including the related acquisition costs, are being financed through a mix of a term loan, credit facility and an equity investment:

•

Term loan financing: On December 16, 2019, Vitamin Shoppe Industries, LLC, an indirect subsidiary of Franchise Group executed a term loan agreement with GACP Finance Co., LLC for an amount of $70.0 million (the “VSI term loan”). The term loan will mature on December 16, 2022, unless the maturity is accelerated subject to the terms set forth in the term loan agreement. The term loan will bear interest at a rate per annum based on LIBOR for an interest period of one month plus an interest rate margin of 9.0%.

•

Credit facility financing: On December 16, 2019, Franchise Group entered into a Second Amendment and Restated Loan and Security Agreement (the “ABL Agreement”) with JPMorgan Chase Bank, N.A. whereby JP Morgan Chase Bank, N.A. provided Franchise Group with a $100.0 million credit facility (the “VSI credit facility”). On December 16, 2019, Franchise Group borrowed $70.0 million on the VSI credit facility to finance the acquisition of VSI. The VSI credit facility will mature on December 16, 2022 unless the maturity is accelerated subject to the terms set forth in the ABL Agreement. The VSI credit facility bears interest at a rate per annum based on LIBOR for an interest period of one, two, three or six months, plus an interest rate margin that ranges from 1.25% to 1.75% depending on excess availability.

•

Equity contributions from Tributum: In addition, on December 16, 2019, Tributum provided Franchise Group with an aggregate of approximately $30.0 million of equity financing in order to partially fund the closing of the acquisition (the “VSI equity contribution”). The VSI equity contribution is through purchases of Franchise Group’s common stock at $12.00 per share under the equity commitment letter entered into on August 7, 2019. Pursuant to the VSI equity commitment, Tributum has agreed to purchase a number of shares of Franchise Group’s common stock at a purchase price of $12.00 per share to finance the VSI acquisition. The purchase price under the VSI equity commitment will not exceed $70.0 million in the aggregate. Further, on December 16, 2019, Franchise Group and Tributum agreed to amend the equity commitment letter they entered on August 7, 2019 to provide that any portion of the equity commitment that is not funded at the closing of the VSI acquisition would remain available to fund the repurchase of VSI’s 2.25% Convertible Senior note that is due in 2020. Such equity commitment to fund the repurchase of the Convertible Senior note would remain available until the earlier to occur of (i) the Fundamental Change Repurchase Date and (ii) February 14, 2020. The pro forma financial information assumes the repayment of the VSI’s 2.25% Convertible Senior note financed through the equity contribution from Tributum. On January 3, 2020, Franchise Group entered into a subscription agreement with Stefac LP, an affiliate of Vintage Capital Management, LLC, pursuant to the terms of the equity commitment letter, Tributum has the right to fund its equity commitment directly and indirectly through one or more affiliates. Pursuant to the subscription agreement, Stefac purchased 2.4 million shares of common stock from Franchise at $12.00 per share with an aggregate of approximately $28.2 million of equity financing to fund the repurchase of VSI’s 2.25% Convertible Senior note.

Other transactions

On August 23, 2019, the Buddy’s segment of Franchise Group entered into an asset purchase agreement with A-Team pursuant to which Buddy’s completed the Asset Acquisition for total consideration of $26.6 million. To finance the Asset Acquisition, Buddy’s entered into the Buddy’s first amendment to amend the Buddy’s initial credit agreement which provided for the Buddy’s additional term loan in an amount of $23.0 million. The Buddy’s additional term loan was used to consummate the Asset Acquisition, including to repay certain existing indebtedness of A-Team and secure the release of liens on the assets acquired in connection with the Asset Acquisition and to pay fees and expenses in connection with the Asset Acquisition.

On September 30, 2019, the Buddy’s segment of Franchise Group entered into and completed an asset purchase agreement with various parties to acquire certain Buddy’s stores previously franchised in exchange for 1.35 million shares of New Holdco common units and 0.27 million shares of Franchise Group preferred stock for an estimated fair value of $16.2 million.

While these acquisitions are included in Franchise Group’s historical financial statements, the pro forma statement of operations were not adjusted to give effect to these acquisitions as they were not deemed significant pursuant to Rule 3-05 of Regulation S-X.

The unaudited pro forma combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or financial position of the Combined Company (as defined below) would have been had the Transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position of the Combined Company on a standalone basis.

		Unaudited Pro Forma Combined Statement of Operations
			Year Ended April 30, 2019
	Adjusted Franchise Group (Note 2)	Adjusted Buddy’s (Note 2b)	Adjusted Sears Outlet (Note 2c)	Adjusted VSI (Note 2d)
Dollars in thousands, except per share amounts	Year Ended April 30, 2019	Year Ended March 31, 2019	Year Ended May 4, 2019	Year Ended March 30, 2019	Acquisition and related Pro Forma Adjustments (Note 3)			Financing and offer Pro Forma Adjustments (Note 4)			Pro Forma Combined Year Ended April 30, 2019
Revenue:
Product	—	2,592	448,573	1,101,528	—			—			1,552,693
Service	132,546	23,005	41,626	—	(177)	(3g	)	—			197,000
Leasing	—	26,504	—	—	—			—			26,504

Total revenues	132,546	52,101	490,199	1,101,528	(177)			—			1,776,197
Operating Expenses:
Cost of revenue:
Product	—	1,844	334,068	745,028	—			—			1,080,940
Service	—	—	20,428	—	(177)	(3g	)	—			20,251
Leasing	—	9,230	—	—	—			—			9,230

Total cost of revenue	—	11,074	354,496	745,028	(177)			—			1,110,421
Selling, general, and administrative expenses	124,060	29,098	133,364	347,191	624	(3b	)	—			634,337
Restructuring Costs	9,345	—	—	—	—			—			9,345

Total operating expenses	133,405	40,172	487,860	1,092,219	447			—			1,754,103

Total operating (loss) income	(859)	11,929	2,339	9,309	(624)			—			22,094

Other (expense) income:
Gain on extinguishment of debt	—	—	—	4,400	—			—			4,400
Interest expense	(3,023)	(1,412)	(6,410)	(5,227)	—			(17,677)	(4a	)	(33,749)
Other income	(113)	259	1,440	—	—			—			1,586

(Loss) income before income taxes	(3,995)	10,776	(2,631)	8,482	(624)			(17,677)			(5,669)
Income tax (benefit) expense	(1,839)	—	271	1,101	—			(593)	(4b	)	(1,060)

Net (loss) income	(2,156)	10,776	(2,902)	7,381	(624)			(17,084)			(4,609)

Less: Income/ (Loss) attributable to noncontrolling interests	—	—	—	—	—			(1,796)	(4c	)	(1,796)

Net (loss) income attributable to common stockholders	(2,156)	10,776	(2,902)	7,381	(624)			(15,288)			(2,813)

Earnings per common share
Basic (a)	(0.16)										(0.14)
Diluted (b)	(0.16)										(0.14)
Weighted average common share
Basic (a)	13,800,884										20,135,812
Diluted (b)	13,800,884										20,135,812

See accompanying notes to the unaudited pro forma combined financial statements

		Unaudited Pro Forma Combined Statement of Operations
		for the six months ended October 31, 2019
	Adjusted Franchise Group (Note 2a)	Adjusted Buddy’s (Note 2b)	Adjusted Sears Outlet (Note 2c)	Adjusted VSI (Note 2d)
Dollars in thousands, except per share amounts	Six Months Ended October 31, 2019	Three Months Ended June 30, 2019	Six Months Ended August 3, 2019	Six Months Ended September 28, 2019	Acquisition and related Pro Forma Adjustments			Financing and offer Pro Forma Adjustments			Pro Forma Combined Three Month Ended October 31, 2019
Revenue:
Product	765	549	217,187	524,009	—			—			742,510
Service	17,177	5,935	16,998	—	(174)	(3g	)	—			39,936
Leasing	11,900	6,589	—	—	—			—			18,489

Total revenues	29,842	13,073	234,185	524,009	(174)			—			800,935
Operating Expenses:
Cost of revenue:
Product	606	441	161,350	353,173	—			—			515,570
Service	—	—	7,975	—	(174)	(3g	)	—			7,801
Leasing	4,463	2,400	—	—	—			—			6,863

Total cost of revenue	5,069	2,841	169,325	353,173	(174)			—			530,234
Selling, general, and administrative expenses	71,070	8,466	53,695	176,948	(12,637)	(3i	)	—			297,358
					(184)	(3b	)

Total operating expenses	76,139	11,307	223,020	530,121	(12,995)			—			827,592

Total operating (loss) income	(46,297)	1,766	11,165	(6,112)	12,821			—			(26,657)

Other (expense) income:
Gain on extinguishment of debt	—	—	—	—	—			—			—
Interest expense	(3,863)	(360)	(1,786)	(2,155)	—			(7,742)	(4a	)	(15,906)
Other income	2	11	2,883	—	—			—			2,896

(Loss) income before income taxes	(50,158)	1,417	12,262	(8,267)	12,821			(7,742)			(39,667)
Income tax (benefit) expense	(8,960)	—	(290)	(1,288)	—			3,123	(4b	)	(7,415)

Net (loss) income	(41,198)	1,417	12,552	(6,979)	12,821			(10,865)			(32,252)

Less: Income/ (Loss) attributable to noncontrolling interests	(13,892)	—	—	—	—			1,323	(4c	)	(12,569)

Net (loss) income attributable to common stockholders	(27,306)	1,417	12,552	(6,979)	12,821			(12,188)			(19,683)

Earnings per common share
Basic (a)	(1.75)										(0.98)
Diluted (b)	(1.75)										(0.98)
Weighted average common share
Basic (a)	15,572,099										20,135,812
Diluted (b)	15,572,099										20,135,812

See accompanying notes to the unaudited pro forma combined financial statements

(a)

Pro forma basic earnings per share and pro forma weighted average basic shares outstanding for the year ended April 30, 2019 and the six months ended October 31, 2019 reflect the number of shares of Franchise Group common stock that are outstanding upon completion of the Transactions. The following represent the pro forma adjustments to the basic and weighted average earnings per share:

Number of shares
Common stock repurchased as part of the offer	(3,935,738)
Common stock purchased by Tributum in connection with the offer	2,083,333
Common stock purchased by Stefac LP, Brian R. Kahn and Lauren Kahn, and B. Riley FBR, Inc. in connection with the Sears Outlet acquisition	3,333,333
Common stock purchased by Tributum/Stefac LP in connection with the VSI acquisition and repayment of VSI convertible notes	4,854,000

(b)

Due to the pro forma combined net loss attributable to the Franchise Group common stockholders for the year ended April 30, 2019 and the six months ended October 31, 2019, dilutive common share-equivalents, including the potential conversion of New Holdco common units to shares of Franchise Group common stock and the potential issuance of shares of Franchise Group common stock under equity plans in which Franchise Group employees participate, were excluded from diluted weighted average common shares outstanding as they would have been anti-dilutive.

Unaudited Pro Forma Combined Balance Sheet
as of October 31, 2019
	Historical
	Franchise Group	VSI (Note 2)
Dollars in thousands, except per share amounts	As of October 31, 2019	As of September 28, 2019	Acquisition and related Pro Forma Adjustments (Note 3)			Financing and offer Pro Forma Adjustments (Note 4)			Pro Forma Combined As of October 31, 2019
Assets
Current assets:
Cash and cash equivalents	86,306	15,995	(157,068)	(3f	)	90,795	(4d	)	27,315
			(8,713)	(3h	)
Receivables:
Accounts receivable	39,318	—	(120)	(3g	)	—			39,198
Notes receivable - current	30,541	—	—			—			30,541
Interest receivable, net of uncollectible amounts	2,281	—	—			—			2,281
Allowance for doubtful accounts - current	(8,563)	—	—			—			(8,563)

Total current receivables, net	63,577	—	(120)			—			63,457
Income tax receivable	427	—	1,629	(3h	)	—			2,056
Inventories, net	144,981	181,815	—			—			326,796
Other current assets	8,763	23,601	—			—			32,364

Total Current Assets	304,054	221,411	(164,272)			90,795			451,988

Lease right-of-use assets	127,618	424,868	—			—			552,486
Property, equipment, and software, net	45,760	112,755	(27,794)	(3a	)	—			130,721
Notes receivable - non-current	20,054	—	—			—			20,054
Allowance for doubtful accounts - non-current	(781)	—	—			—			(781)

Total non-current notes receivables, net	19,273	—	—			—			19,273
Goodwill	118,844	—	—			—			118,844
Other intangible assets, net	64,268	2,283	(2,283)	(3b	)	—			64,268
Deferred income taxes	1,038	35,695	4,737	(3c	)	—			41,470
Other assets	5,666	3,250	—			1,002	(4d	)	9,918

Total Assets	686,521	800,262	(189,612)			91,797			1,388,968

Liabilities and Equity
Current liabilities:
Revolving credit facility	39,260	—	—			—			39,260
Current installments of long-term obligations	13,454	—	—			17,000	(4d	)	30,454
Accounts payable and accrued expenses	63,836	94,540	(120)	(3g	)	—			158,256
Due to Area Developers (ADs)	3,550	—	—			—			3,550
Income taxes payable	—	—	—			—			—
Deferred revenue - current	3,188	—	—			—			3,188
Current portion of operating lease liabilities	32,290	96,756	—			—			129,046
Current portion of financing lease liabilities	418	—	—			—			418
Other current liabilities	—	—	—			—			—
Total current Liabilities	155,996	191,296	(120)			17,000			364,172

Revolving credit facility	—	—	—			70,000	(4d	)	70,000
Long-term obligations, excluding current installments, net	193,472	—	—			51,200	(4d	)	244,672
Long-Term Operating Lease Liabilities	90,861	368,828	—			—			459,689
Long-Term Financing Lease Liabilities	703	—	—			—			703
Convertible notes, net	—	57,422	—			(57,422)	(4d	)	—
Deferred revenue and other - non-current	3,220	308	—			—			3,528
Deferred income tax liability	—	—	—			—			—

Total Liabilities	444,252	617,854	(120)			80,778			1,142,764

Common stock subject to potential redemption, 9,096,435 shares (at redemption value of $12 per share)	109,157	—	—			(109,157)	(4f	)	—
Stockholders and Members’ equity:
Net parent investment	—	—	—			—			—
Preferred stock, $0.01 par value per share,	19	—	—			—			19
Common stock, $0.01 par value per share	197	244	(244)	(3d	)	49	(4d	)	246
Additional paid-in capital	—	86,990	(86,990)	(3e	)	58,199	(4d	)	160,117
						(7,239)	(4e	)
						109,157	(4f	)
Treasury stock	—	(7,625)	7,625	(3d	)	(47,229)	(4d	)	(47,229)
Accumulated other comprehensive loss, net of taxes	(1,583)	—	—			—			(1,583)
Retained earnings	63,706	102,799	(102,799)	(3d	)	—			56,622
			(7,084)	(3h	)	—

Total stockholders’ equity attributable to Liberty	62,339	182,408	(189,492)			112,937			168,192
Non-controlling interest	70,773	—	—			7,239	(4e	)	78,012

Total stockholders’ equity	133,112	182,408	(189,492)			120,176			246,204

Total Liabilities and Equity	686,521	800,262	(189,612)			91,797			1,388,968

See accompanying notes to the unaudited pro forma combined financial statements.

Notes to the Unaudited Pro Forma Combined Financial Statements

(dollars in thousands, except share and per share data)

Note 1: Basis of Presentation

The accompanying pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X and present the pro forma statement of operations and pro forma balance sheet of the combined company based on the historical financial statements of Franchise Group, Buddy’s, Sears Outlet and VSI (the “Combined Company”), after giving effect to the Transactions as described above. The historical financial statements of Franchise Group, Buddy’s, Sears Outlet and VSI have been adjusted in the accompanying pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Transactions, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results of operations of the Combined Company.

The accompanying pro forma financial statements are presented for illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved by the Combined Company if the Transactions had been consummated for the periods presented or that will be achieved in the future. The pro forma financial statements do not reflect the costs of any integration activities or benefits that may result from realization of revenue growth or operational synergies expected to result from the Transactions.

In addition, the historical statement of operations for the fiscal year ended December 31, 2018 of Buddy’s and VSI have been adjusted to reflect a trailing twelve-month period ended March 31, 2019 by adding the statement of operations for the three months ended March 31, 2019 and subtracting the statement of operations for the three months ended March 31, 2018. Similarly, the historical combined statement of operations for the fiscal year ended February 2, 2019 of Sears Outlet has been adjusted to reflect a trailing twelve-month period ending May 4, 2019 by adding Sears Outlet’s statement of operation for the three months ended May 4, 2019 and subtracting Sears Outlet’s statement of operations for the three months ended May 5, 2018.

Note 2: Adjustments to Franchise Group’s, Buddy’s, Sears Outlet’s and VSI’s Historical Financial Statements

(2a) Adjustments and reclassifications to Franchise Group’s historical financial statements:

Certain reclassifications have been made to the historical presentation of the statement of operations for the fiscal year ended April 30, 2019 of Franchise Group to conform to its financial statement presentation for the six months ended October 31, 2019. The pro forma combined statement of operations for the six month period ended October 31, 2019 was prepared by combining the historical consolidated statement of operations for the six month period ended October 31, 2019 of Franchise Group and the pre-merger historical consolidated statement of operations for the three month period ended June 30, 2019 of Buddy’s and the pre-merger historical consolidated statement of operations for the six month period ended September 28, 2019 of VSI and the pre-acquisition historical combined statement of operations for the six month period ended August 3, 2019 of Sears Outlet giving effect to the Transactions as if they had occurred on the first day of the fiscal year May 1, 2018. On December 10, 2019, subsequent to the completion of the Buddy’s merger and acquisition of Sears Outlet, Franchise Group filed its unaudited combined financial statements as of and for the three and six months ended October 31, 2019 with the SEC on its Quarterly Report on Form 10-Q, which included post-merger operations of Buddy’s for the period July 10, 2019 to October 31, 2019 and post-acquisition operations of Sears Outlet for the period October 23, 2019 to October 31, 2019. Accordingly, the following adjustments to Franchise Group’s statement of operations were made to eliminate the post-merger operations of Buddy’s for the period July 11, 2019 to July 31, 2019 and the post-acquisition operations of Sears Outlet for the period October 23, 2019 to October 31, 2019 in order to avoid combining operating results of Buddy’s and Sears Outlet that exceed a six-month period.

Dollars in thousands, except per share amounts	Historical Franchise Group	Reclassification	After Reclassification
Revenue:
Franchise fees	2,766	(2,766)	—
Area Developer fees	3,146	(3,146)	—
Royalties and advertising fees	63,716	(63,716)	—
Financial products	33,478	(33,478)	—
Interest income	8,189	(8,189)	—
Assisted tax preparation fees, net of discounts	14,611	(14,611)	—
Electronic Filing Fee	2,675	(2,675)	—
Product	—	—	—
Service	—	132,546	132,546
Leasing	—	—	—
Other revenues	3,965	(3,965)	—

Total revenues	132,546	—	132,546
Operating Expenses:
Cost of revenue:	—	—	—
Product	—	—	—
Service	—	—	—
Leasing	—	—	—
Total cost of revenue	—	—	—
Employee compensation and benefits	39,822	(39,822)	—
Selling, general, and administrative expenses	42,038	82,022	124,060
Area Developer expense	15,584	(15,584)	—
Advertising expense	12,532	(12,532)	—
Depreciation, amortization, and impairment charges	14,084	(14,084)	—
Restructuring Costs	9,345	—	9,345

Total operating expenses	133,405	—	133,405

Total operating loss	(859)	—	(859)

Other (expense) income:
Foreign currency transaction (loss) gain	(113)	113	—
Interest expense	(3,023)	—	(3,023)
Other income	—	(113)	(113)
Loss before income taxes	(3,995)	—	(3,995)

Income tax benefit	(1,839)	—	(1,839)

Net loss	(2,156)	—	(2,156)
Less: Net (loss) income attributable to participating securities	—	—	—

Net loss attributable to Class A and Class B common stockholders	(2,156)	—	(2,156)

	Historical Franchise Group	Less: Buddy’s adjustments	Less: Sears Outlet adjustments	Adjusted Franchise Group
Dollars in thousands, except per share amounts	Six Months Ended October 31, 2019	July 10, 2019 - July 31, 2019	October 23, 2019 - October 31, 2019	Six Months Ended October 31, 2019
Revenue:
Product	12,064	118	11,181	765
Service	19,384	1,191	1,016	17,177
Leasing	13,233	1,334	(1)	11,900

Total revenues	44,681	2,643	12,196	29,842
Operating expenses:
Cost of revenue:
Product	8,264	93	7,565	606
Service	1,210	—	1,210	—
Leasing	5,003	540	—	4,463
Total cost of revenue	14,477	633	8,775	5,069
Selling, general, and administrative expenses	77,837	1,479	5,288	71,070

Total operating expenses	92,314	2,112	14,063	76,139

Loss from operations	(47,633)	531	(1,867)	(46,297)

Other income (expense):				—
Interest expense, net	(4,562)	(487)	(212)	(3,863)
Other income	2	—	—	2

Loss before income taxes	(52,193)	44	(2,079)	(50,158)
Income tax benefit	(8,960)	—	—	(8,960)

Net loss	(43,233)	44	(2,079)	(41,198)
Less: Net loss attributable to non-controlling interest	13,892	—	—	13,892

Net loss attributable to Franchise Group, Inc.	(29,341)	44	(2,079)	(27,306)

(2b) Adjustments and reclassifications of Buddy’s historical financial statements:

Certain reclassifications have been made to the historical presentation of the statement of operations of Buddy’s to conform to the financial statement presentation of Franchise Group. In addition, certain operations of Buddy’s, including its Flexi Buddy’s, BGTG LLC and 1357 LLC subsidiaries, were divested to the Buddy’s equity holders in December 2018 and therefore were not acquired or assumed by Franchise Group. The following summarizes the reclassification adjustments and elimination of the operations that were not acquired as part of the merger in the unaudited pro forma combined statement of operations for the trailing twelve-month period ended March 31, 2019 and the three months ended June 30, 2019.

	Buddy’s Statement of Operations
	April 1, 2018 - March 31, 2019				April 1, 2019 - June 30, 2019
(in thousands)	Before Adjustment	Operations not contributed	Reclassification	After Adjustment	Before Adjustment	Reclassification	After Adjustment
Revenue
Lease revenue	30,560	(4,056)	(26,504)	—	6,589	(6,589)	—
Agreement, club and damage waiver fee	6,160	(792)	(5,368)	—	1,352	(1,352)	—
Retail sales	2,874	(282)	(2,592)	—	549	(549)	—
Franchising and licensing fees	15,204	532	(15,736)	—	4,270	(4,270)	—
Other support revenue	2,023	(122)	(1,901)	—	313	(313)	—
Product	—	—	2,592	2,592	—	549	549
Service	—	—	23,005	23,005	—	5,935	5,935
Leasing	—	—	26,504	26,504	—	6,589	6,589

Revenue, net	56,821	(4,720)	—	52,101	13,073	—	13,073
Leasing cost of sales	10,949	(1,719)	(9,230)	—	2,400	(2,400)	—
Retail cost of sales	2,197	(353)	(1,844)	—	441	(441)	—
Cost of revenue:							—
Product	—	—	1,844	1,844		441	441
Leasing	—	—	9,230	9,230		2,400	2,400
Total cost of revenue	13,146	(2,072)	—	11,074	2,841	—	2,841
Operating expenses:
Personnel expense	16,375	(2,074)	(14,301)	—	3,722	(3,722)	—
Occupancy expense	4,845	(635)	(4,210)	—	1,050	(1,050)	—
Marketing expense	1,927	(89)	(1,838)	—	603	(603)	—
Delivery/Vehicle expense	1,356	(208)	(1,148)	—	257	(257)	—
General & Administrative expense	7,426	(339)	(7,087)	—	2,490	(2,490)	—
Selling, general, and administrative expenses	—	—	29,098	29,098	—	8,466	8,466
Depreciation expenses	608	(95)	(513)	—	107	(107)	—
Total operating costs	45,683	(5,512)	1	40,172	11,070	237	11,307

Operating income	11,138	792	(1)	11,929	2,003	(237)	1,766

Other income (expense)
Net gain on sale of store related assets	178	81	(259)	—	11	(11)	—
Other	—	—	259	259	—	11	11
Amortization expense	(178)	177	1	—	(237)	237	—
Interest expense	(1,453)	41	—	(1,412)	(360)	—	(360)

Total other income (expense)	(1,453)	299	1	(1,153)	(586)	237	(349)
Net income before income taxes	9,685	1,091	—	10,776	1,417	—	1,417
Income taxes	—	—		—	—		—
Net income from continuing operations	9,685	1,091	—	10,776	1,417	—	1,417

(2c) Reclassification of Sears Outlet’s historical combined financial statements:

Certain reclassifications have been made to the historical presentation of the statement of operations and balance sheet of Sears Outlet to conform to the financial statement presentation of Franchise Group. The following summarizes the reclassification adjustments in the unaudited pro forma carve-out statement of operations and balance sheet for the trailing twelve-month period ended May 4, 2019 and reclassification adjustment in the unaudited pro forma carve-out statement of operations for the six months ended August 3, 2019.

	Sears Outlet Statement of Operations
	May 5, 2018 - May 4, 2019			Feb. 5, 2019 - August 3, 2019
(in thousands)	Before Adjustment	Reclassification	After Adjustment	Before Adjustment	Reclassification	After Adjustment
Revenue
Product	—	448,573	448,573	—	217,187	217,187
Service	—	41,626	41,626	—	16,998	16,998
Net sales	490,199	(490,199)	—	234,185	(234,185)	—
Operating expenses:
Cost of revenue:
Product	—	334,068	334,068	—	161,350	161,350
Service	—	20,428	20,428		7,975	7,975
Cost of goods sold	354,496	(354,496)	—	169,325	(169,325)	—
Selling, general, and administrative expenses	126,296	7,068	133,364	51,582	2,113	53,695
Impairment of property and equipment	1,082	(1,082)	—	—	—	—
Depreciation and amortization	5,986	(5,986)	—	2,113	(2,113)	—
Loss (gain) on sale of assets	(1,306)	1,306	—	(2,877)	2,877	—

Total costs and expenses	486,554	1,306	487,860	220,143	2,877	223,020

Operating income (loss)	3,645	(1,306)	2,339	14,042	(2,877)	11,165

Other income (expense)
Interest expense	(6,410)	—	(6,410)	(1,786)	—	(1,786)
Other income	134	1,306	1,440	6	2,877	2,883
Income (loss) before income taxes	(2,631)	—	(2,631)	12,262	—	12,262
Income tax expense (benefit)	271	—	271	(290)	—	(290)
Net income (loss)	(2,902)	—	(2,902)	12,552	—	12,552

(2d) Reclassification of VSI’s historical financial statements:

Certain reclassifications have been made to the historical presentation of the statement of operations and balance sheet of VSI to conform to the financial statement presentation of Franchise Group. The following summarizes the reclassification adjustments in the unaudited pro forma combined statement of operations for the trailing twelve-month period ended March 31, 2019 and reclassification adjustment in the unaudited pro forma combined statement of operations and balance sheet as of and for the six months ended September 28, 2019.

	VSI Statement of Operations
	April 1, 2018 - March 31, 2019			April 1, 2019 - September 28, 2019
(in thousands)	Before Adjustment	Reclassification	After Adjustment	Before Adjustment	Reclassification	After Adjustment

Revenue
Product	—	1,101,528	1,101,528	—	524,009	524,009
Net sales	1,101,528	(1,101,528)	—	524,009	(524,009)	—
Cost of revenue:
Product	—	745,028	745,028	—	353,173	353,173
Cost of goods sold	745,028	(745,028)	—	353,173	(353,173)	—

Gross profit	356,500	—	356,500	170,836	—	170,836
Selling, general, and administrative expenses	344,174	3,017	347,191	165,544	11,404	176,948
Goodwill, tradename and store fixed-assets impairment charges	3,017	(3,017)	—	11,404	(11,404)	—

Income (loss) from operations	9,309	—	9,309	(6,112)	—	(6,112)
Gain on extinguishment of debt	4,400	—	4,400	—	—	—
Interest expense	(5,227)	—	(5,227)	(2,155)	—	(2,155)

Income (loss) before provision (benefit) for income taxes	8,482	—	8,482	(8,267)	—	(8,267)
Income tax expense (benefit)	1,101	—	1,101	(1,288)	—	(1,288)

Net income (loss) from continuing operations	7,381	—	7,381	(6,979)	—	(6,979)

VSI Balance sheet
As of September 28, 2019

(in thousands)	Before Reclassification	Reclassification	As Adjusted
Assets
Cash and cash equivalents	15,995	—	15,995
Other current assets	—	23,601	23,601
Prepaid expenses and other current assets	23,601	(23,601)	—
Inventories, net	181,815	—	181,815

Total Current Assets	221,411	—	221,411
Right-of-use assets	424,868	—	424,868
PP&E	112,755	—	112,755
Intangible assets - goodwill	2,283	—	2,283
Deferred taxes	35,695	—	35,695
Other Assets	3,250	—	3,250

Total Assets	800,262	—	800,262

Liabilities and Equity
Account payable	38,203	(38,203)	—
Accrued expenses	56,337	(56,337)	—
Accounts Payable and Accrued Expenses	—	94,540	94,540
Short-term lease liabilities	96,756	—	96,756

Total Current Liabilities	191,296	—	191,296
Long-term lease liabilities	368,828	—	368,828
Convertible notes, net	57,422	—	57,422
Other long-term liabilities	308	(308)	—
Deferred revenue and other - non-current	—	308	308

Total Liabilities	617,854	—	617,854
Commitments and Contingencies
Members’ Equity
Common stock, $0.01 par value; 400,000,000 shares authorized, 24,389,426 shares issued and 24,087,459 shares outstanding at March 30, 2019	244	—	244
Additional paid-in capital	86,990	—	86,990
Treasury stock, at cost; 301,967 shares at March 30, 2019	(7,625)	—	(7,625)
Retained earnings	102,799	—	102,799
Total stockholders’ equity	182,408	—	182,408

Total Liabilities and Equity	$800,262	$—	$800,262

Note 3: Purchase Price Accounting and Related Adjustments

The unaudited pro forma combined balance sheet as of October 31, 2019 has been adjusted to reflect the preliminary allocation of the purchase price to identifiable assets acquired and liabilities assumed related to VSI, with the excess recorded as goodwill. The historical unaudited balance sheet of Franchise Group as of October 31, 2019 already reflects the acquisitions of Buddy’s and Sears Outlet. However, the unaudited pro forma statement of operations for the six months ended October 31, 2019 and the year ended April 30, 2019 gives effect to the VSI, Buddy’s and Sears Outlet acquisitions as if they occurred on May 1, 2018.

The fair value adjustments of the Buddy’s merger and the acquisitions of Sears Outlet and VSI to the pro forma statement of operations are stated below:

	For the year ended April 30, 2019
(in thousands)	Buddy’s			Sears Outlet			VSI		Total Acquisition Pro Forma Adjustments	Notes
Revenue:
Service	(177)	(3g	)	—			—		(177)	(3g	)

Total	(177)			—			—		(177)

Operating Expenses:
Cost of revenue:
Service				(177)	(3g	)			(177)	(3g	)
Selling, general, and administrative expenses	1,902	(3b3)		3,026	(3b2)		(4,304)	(3b1)	624	(3b	)

Total	1,902			2,849			(4,304)		447

Total operating income/ (expense)	(2,079)			(2,849)			4,304		(624)

	For the 6-months ended October 31, 2019
(in thousands)	Buddy’s			Sears Outlet			VSI		Total Acquisition Pro Forma Adjustments
Revenue:
Service	(174)	(3g	)	—			—		(174)	(3g	)

Total	(174)			—			—		(174)

Operating Expenses:
Cost of revenue:
Service	—			(174)	(3g	)	—		(174)	(3g	)
Selling, general, and administrative expenses	(6,375)	(3i	)	(4,253)	(3i	)	(2,009)	(3i )	(12,637)	(3i	)
Selling, general, and administrative expenses	476	(3b3)		1,513	(3b2)		(2,173)	(3b1)	(184)	(3b	)

Total	(5,899)			(2,914)			(4,182)		(12,995)

Total operating income/ (expense)	5,725			2,914			4,182		12,821

Estimated purchase price and purchase price allocation of VSI

In preparing the unaudited pro forma combined financial statements, Franchise Group performed a preliminary analysis of the accounting policies of VSI and identified differences requiring pro forma adjustments. Franchise Group will complete its review of accounting policies to determine whether any additional adjustments are necessary to conform the accounting policies of VSI to those of Franchise Group. That review could result in additional accounting policy conformity changes that impact the pro forma combined financial statements.

The preliminary estimated purchase price for VSI is calculated as follows:

(in thousands)
Estimated fair value of VSI shares purchased
(23.8 million outstanding common shares at $6.50 per share): Common stock, $.01 par value	154,472	(i)
Fair value of outstanding equity awards vested at close	2,596	(ii)

Total Estimated Purchase Price	$157,068

(i)

Represents the cash consideration paid to VSI stockholders. The fair value of the VSI outstanding shares purchased was estimated based on the total outstanding shares of VSI common stock as of December 15, 2019 and the share price of $6.50 per the VSI merger agreement.

(ii)

In accordance with the VSI merger agreement, at the time of the VSI acquisition, each outstanding equity awards, including restricted stock units, performance share units, options and restricted stock held by the employees of VSI were canceled and converted into right to receive an amount in cash. The conversion was based on $6.50 per share price multiplied by the total number of shares of restricted stock units, performance share units, and restricted stock outstanding. For the options, the conversion was based on $6.50 per share price less the exercise price per share attributable to such options and multiplied by the total number of shares of VSI common stock issuable upon exercise in full. Because the VSI equity agreements provide for a “double trigger” vesting, a portion of the unvested equity awards attributable to post-VSI combination services will be recorded as a one-time expense of Franchise Group while the remaining payout is considered part of the purchase price as attributable to pre-VSI combination services. Out of the total estimated payout of $7.3 million, $2.6 million relates to payout towards pre-VSI combination services are reflected as part of the purchase price and the remaining $4.7 million payout relates to post-VSI combination services, which is reflected as compensation expense as described in Note (3h) below.

The preliminary estimated purchase price allocation of VSI is calculated as follows:

(in thousands)	September 28, 2019 Vitamin Shoppe, Inc. Historical Information	VSI Fair Value Adjustments			Purchase Price Allocation
Cash and cash equivalents	15,995	—			15,995
Other current assets	23,601	—			23,601
Inventories, net	181,815	—			181,815
Right-of-use assets	424,868	—			424,868
PP&E	112,755	(27,794)	(3a	)	84,961
Intangible assets - other than goodwill	2,283	(2,283)	(3b	)	—
Deferred taxes	35,695	4,737	(3c	)	40,432
Goodwill	—	—			—
Other Assets	3,250	—			3,250

Total assets acquired	800,262	(25,340)			774,922

Accounts Payable and Accrued Expenses	94,540	—			94,540
Short-term lease liabilities	96,756	—			96,756
Long-term lease liabilities	368,828	—			368,828
Convertible notes, net	57,422	—			57,422
Deferred revenue and other - non-current	308	—			308

Total liabilities assumed	617,854	—			617,854

Historical equity value of VSI
Common stock, $0.01 par value per share	244	(244)	(3d	)	—
Additional paid-in capital	86,990	(86,990)	(3e	)	—
Treasury stock	(7,625)	7,625	(3d	)	—
Retained earnings	102,799	(102,799)	(3d	)	—

Total purchase consideration	$182,408	$(182,408)			$157,068	(3f	)

(3a) Represents adjustments to record the preliminary estimated fair value of PP&E of VSI of approximately $85.0 million representing a step down of $27.8 million from the historical book values. This resulted in a pro forma adjustment to decrease the depreciation charge of $4.0 million for the year ended April 30, 2019 and $2.0 million for six months ended October 31, 2019.

The final determination of fair value of PP&E, as well as estimated useful lives, if any, remains subject to change and will be finalized during the measurement period that does not exceed twelve months.

(3b) Represents adjustments to record the step down of historical intangibles of $2.3 million to zero as the amount of estimated intangible assets is not expected to be material. As a result, the historical amortization expense related to intangible assets of $0.3 million and $0.2 million for the year ended April 30, 2019 and the six months ended October 31, 2019, respectively, have been removed.

The final determination of fair value of intangible assets, as well as estimated useful lives, if any, remains subject to change and will be finalized during the measurement period that does not exceed twelve months.

(3c) Represents deferred tax assets resulting from the fair valuation of the PP&E and identifiable intangible assets as a result of the VSI acquisition. This estimate of deferred tax assets was determined based on the book and tax basis differences attributable to the removal of identifiable intangible assets and based on estimated U.S. statutory tax rates of the Combined Company of 27.4% as of and for the period ended October 31, 2019.

(3d) Represents the elimination of VSI’s stockholders’ equity common stock of $0.2 million, treasury stock of $7.6 million, and retained earnings of $102.8 million.

(3e) Represents the elimination of VSI’s historical additional paid-in capital in an amount of $87.0 million.

(3f) Represents cash consideration of $157.1 million for the VSI acquisition.

Purchase price and purchase price allocation of Sears Outlet

(3b2) Upon consummation of the Sears Outlet acquisition, Franchise Group recognized a fair value adjustment to the Right of use assets balance relating to below market leases for an amount $8.0 million. This adjustment is depreciated on a straight-line basis over the average remaining lease terms and is recognized to Selling, general, and administrative expenses.

(in thousands)	Estimated Useful Life	Estimated Fair Value	April 30, 2019 Depreciation Estimates	October 31, 2019 Depreciation Estimates
Above/ (below) market leases	3	8,040	2,594	1,297

Total Pro forma adjustment		$8,040	$2,594	$1,297

The fair value of PP&E increased the book value of furniture, fixture and equipment by $2.2 million. This resulted in a pro forma adjustment to increase the depreciation charge of $0.4 million for the year ended April 30, 2019 and $0.2 million for six months ended October 31, 2019.

All amortization adjustments related to identified intangible assets and PP&E as a result of the Sears Outlet acquisition are recorded to Selling, general, and administrative expenses. The estimated amortization and depreciation expenses were computed using the straight-line method based on an estimated useful life of the identifiable definite-lived intangible assets or the PP&E.

(3g) Represents intercompany elimination of balances and transactions between the Buddy’s segment of Franchise Group and Buddy’s franchise stores owned by Sears Outlet.

Purchase price and purchase price allocation of Buddy’s

(3b3) Upon consummation of the merger with Buddy’s, Franchise Group identified the Buddy’s tradename as an indefinite-lived intangible asset with a fair value of $11.1 million. Franchise Group also recognized an asset of $10.1 million for franchise agreements, $7.7 million for customer contracts and below market leases of $2.3 million.

All amortization adjustments related to identified intangible assets as a result of the merger of Buddy’s are recorded to Selling, general, and administrative expenses. The estimated amortization expense was computed using the straight-line method based on an estimated useful life of the identifiable definite-lived intangible assets.

(in thousands)	Estimated Useful Life	Estimated Fair Value	Buddy’s April 30, 2019 Amortization Estimates	Buddy’s July 31, 2019 Amortization Estimates
Trademark / trade name	Indefinite	11,100	—	—
Franchise agreements / relationships	10	10,100	1,010	253
Customer contacts / relationships	6	7,700	1,283	321
Above/ (below) market leases	6	(2,345)	(391)	(98)

Total		$26,555	$1,902	$476

Historical amortization expense			—	—

Pro forma adjustment			$1,902	$476

(3h) Represents adjustments related to post-combination compensation expense and transaction-related costs related to the VSI acquisition as follows:

(in thousands)
Post-combination stock compensation expense	(4,722)
Transaction-related expenses, including legal, accounting and other third-party advisor expenses	(3,991)

Adjustment to cash	(8,713)
Adjustment to income tax receivable	1,653

Adjustment to retained earnings	$(7,060)

These transaction-related expenses are not reflected in the pro forma combined statements of operations because they do not have a continuing impact.

(3i) Represents the removal of actual transaction costs related to the Transactions included in the statement of operations of Franchise Group for six months ended October 31, 2019 as follows:

Buddy’s Merger	6,375
VSI acquisition	2,009
Sears Outlet acquisition	4,253

Total	12,637

Note 4: Financing and Offer Adjustments

(4a) Represents an increase to interest expense of $18.4 million and $9.5 million for the fiscal year ended April 30, 2019 and six months ended October 31, 2019, respectively, which includes the following:

(in thousands)	For the twelve months ended April 30, 2019
	Buddy’s	Sears Outlet	Buddy’s – Additional loan	VSI	Total
Estimated interest expense on new financing (1)	7,972	8,596	2,221	9,544	28,333
Elimination of historical interest expenses (2)	(1,412)	(6,410)	—	(5,227)	(13,049)
Amortization of deferred debt issuance costs (3)	439	752	90	1,112	2,393
Total pro forma adjustment to interest expense					17,677

(in thousands)	For the six months ended October 31, 2019
	Buddy’s	Sears Outlet	Buddy’s – Additional loan	VSI	Total
Estimated interest expense on new financing (1)	3,834	4,044	1,079	4,102	13,059
Elimination of historical interest expenses (2)	(2,501)	(1,786)	—	(2,155)	(6,442)
Amortization of deferred debt issuance costs (3)	219	367	45	494	1,125
Total pro forma adjustment to interest expense					7,742

(1)

Represents additional interest expense calculated at an estimated 9.91% interest rate in connection with the $82.0 million 5-year Buddy’s initial term loan, an estimated 8.41% interest rate on the $105.0 million 4-year Sears Outlet term loan, an estimated 9.91% interest rate in connection with the $23.0 million Buddy’s additional term loan, an estimated 11.00% interest rate on the $70.0 million 3-year VSI term loan, and an estimated 3.66% on the $70.0 million 3-year VSI credit facility. The estimated interest rates and adjustments are based on current LIBOR rates and estimated interest rate spreads based on the terms of the executed debt agreements. Refer to Note 4d for further summary of the financing transactions.

(2)

Represents the elimination of Buddy’s, Sears Outlet’s and VSI’s historical interest expense as a result of the extinguishment of Buddy’s $25.0 million of line of credit pursuant to the merger agreement, $57.4 million of VSI’s convertible notes pursuant to the VSI merger agreement and the exclusion of Sears Outlet’s $48.5 million indebtedness pursuant to the Sears Outlet purchase agreement.

(3)

Represents the amortization of the estimated deferred financing costs in connection with the Buddy’s initial term loan, the VSI term loan, the VSI credit facility, the Sears Outlet term loan and the Buddy’s additional term loan.

A 1/8 percent change in the interest assumed above would result in an aggregate increase or decrease to interest expense of $0.4 million for the twelve months ended April 30, 2019 and $0.2 million for six months ended October 31, 2019.

(4b) Represents adjustments to income tax (benefit) expense. Following the merger, the Sears Outlet and VSI acquisitions, the income of New Holdco which includes the operations of Liberty Tax, Buddy’s, Sears Outlet and VSI attributable to Franchise Group’s controlling interest will be subject to U.S. income taxes, in addition to state, and local taxes. The income tax expense is based on estimated U.S. statutory tax rates of the Combined Company of 27.4% for the year ended April 30, 2019 and six months ended October 31, 2019. The actual effective tax rate of Franchise Group may differ materially from the pro forma tax rates due to, among other factors, changes in tax laws, the impact of permanent tax differences, income tax reserves determined in connection with the merger and tax planning.

(4c) Represents the adjustment to the loss attributable to non-controlling interests based on the outcome of the Buddy’s merger, the acquisitions of Sears Outlet and VSI and the final acceptances of the offer as described in Note 4(e) below. Accordingly, the loss attributable to the non-controlling interests is $1.8 million for the twelve months ended April 30, 2019 and $12.6 million for the six months ended October 31, 2019.

(4d) Various agreements were executed to finance the Transactions. The following agreements are fully reflected in the historical balance sheet of Franchise Group as of October 31, 2019:

1.

In connection with the Buddy’s merger and offer, Buddy’s has signed the Buddy’s initial credit agreement for debt financing of the Transactions consisting of a $82.0 million, 5-year term loan, which bears interest at variable rates. The proceeds were used to finance transaction costs, a portion of the tender offer acceptances and general working capital purposes.

2.

In connection with the Sears Outlet acquisition, Franchise Group Newco S, LLC, an indirect subsidiary of Franchise Group has signed the Sears Outlet term loan to finance the Sears Acquisition in an amount equal to $105.0 million. The Sears Outlet term loan bears a variable interest rate. The total proceeds from the debt financing and the equity contribution from the Investors of $40 million as explained above were used to pay the cash consideration in connection with the Sears Outlet acquisition.

3.

In connection with the A-team Asset Acquisition, the Buddy’s segment of Franchise Group entered into the Buddy’s first amendment to the Buddy’s initial term loan to provide for a $23.0 million first priority senior secured term loan. The proceeds from the debt were used to acquire 41 Buddy’s Home Furnishings stores from A-Team. The purchase price allocation related to the Asset Acquisition of the 41 stores is reflected in the historical financial statements of Franchise Group but is not reflected in the pro forma statements of operations as the A-team Asset Acquisition was not considered material to the pro forma results.

The pro forma balance sheet reflects the debt and equity issuances in connection with the VSI acquisition and the purchase of shares in connection with the final offer acceptances of $47.2 million.

In connection with the VSI acquisition, Vitamin Shoppe Industries, LLC, an indirect subsidiary of Franchise Group has executed the VSI credit facility for a 3-year term loan in the amount of $70.0 million to finance the VSI acquisition. The pro forma adjustments reflect the incurrence of $68.2 of indebtedness, net of estimated debt issuance costs of $1.8 million. In addition to the VSI term loan, Franchise Group also entered into the VSI credit facility with JPMorgan Chase Bank, N.A. to increase VSI’s existing credit facility from $90.0 million to $100.0 million and the VSI credit facility is expected to be repaid at the end of the term. On the acquisition closing date, VSI borrowed $70.0 million and use the proceeds to finance the acquisition. The pro forma adjustment reflects the incurrence of $69.0 million line of credit, net of estimated debt issuance costs of $1.0 million which will be capitalized as a long-term asset and amortized over the term of the VSI credit facility. The VSI term loan and the VSI credit facility bear variable interest rates. The pro forma adjustment also reflects Tributum and Stefac LP’s equity contribution for a total amount of $58.2 million pursuant to the VSI equity commitment letter. The total proceeds from the debt and equity financings was used to pay the cash consideration in connection with the acquisition of VSI, which included the cash payment to the VSI stockholders and the employees in connection with the redemption and cancelation of outstanding equity awards. The financing was also used to repay the existing VSI convertible debt of $57.4 million.

A summary of the total pro forma adjustments to cash related to the financing transactions include the following:

Pro forma adjustment to cash	VSI	Tender offer	Total
(in thousands)
Increase from issuance of debt	68,200	—	68,200
Increase of Line of Credit	68,998	—	68,998
Increase of Buddy’s Additional Term Loan	—	—	—
Vintage equity contribution	58,248	—	58,248
Offer redemptions	—	(47,229)	(47,229)
Repayment of Convertible Notes	(57,422)	—	(57,422)

Net Pro forma adjustment to cash	138,024	(47,229)	90,795

The total pro forma adjustment to debt includes the following:

Pro forma adjustment to debt
(in thousands)	VSI
Term loan financing	$70,000
Less: Debt issuance costs	(1,800)

Debt, net of debt issuance costs	68,200

Pro forma adjustment to current portion of debt:	17,000
Pro forma adjustment to debt, net of current portion:	51,200
Increase of Line of Credit (long-term)	70,000
Revolver commitment fee—capitalized as other asset	1,002
Repayment of Convertible Notes	57,422

(4e) Represents the adjustment to non-controlling interests in connection with the merger and the final outcome of the offer. Based on the final acceptances of $47.2 million in the offer, the pre-closing members of Buddy’s hold a non-controlling interest in New Holdco of approximately 31.69% or approximately $78.0 million as of October 31, 2019 on a pro forma basis, after giving effect to the Transactions discussed above.

(4f) Represents the reclassification of Common stock subject to potential redemption, from the temporary equity to the permanent equity (i.e., APIC) in connection with the final results of the tender offer. On November 13, 2019, Franchised Group completed the tender offer which resulted in a total payment of $47.2 million. As a result, the carrying amount of the Common stock subject to potential redemption was reclassified to permanent equity.